                                                                                              Exhibit 3.7
                                                      BYLAWS

                                                        OF

                                     O'SULLIVAN FURNITURE FACTORY OUTLET, INC.

                                              A Missouri Corporation

                                                      BYLAWS

                                                        OF

                                     O'SULLIVAN FURNITURE FACTORY OUTLET, INC.

                                              A Missouri Corporation

                                                       INDEX

                                                      BYLAWS

                                                        OF

                                     O'SULLIVAN FURNITURE FACTORY OUTLET, INC.

                                              A Missouri Corporation

                                                     ARTICLE I
                                                      OFFICES
         Section 1.1.      Registered Office and Registered Agent:  The location of the registered office and the name of the registered agent of the Corporation in the State of Missouri shall be such as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law.  Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.
         Section 1.2.      Corporate Offices:  The Corporation may have such corporate offices anywhere within or without the State of Missouri as the Board of Directors from time to time may determine or the business of the Corporation may require.  The "principal place of business" or
"principal business" or "executive" office or offices of the Corporation may be fixed and so designated from time to time by the Board of Directors.  Until such time as it shall be changed by designation of the Board of Directors, the principal business office of the Corporation shall be located at 1900 Gulf Street, Lamar, Missouri 64759-1899.
                                                    ARTICLE II

                                                   SHAREHOLDERS
         Section 2.1.      Annual Meeting:  The annual meeting of the shareholders shall be held at
10:00 o'clock a.m. local time, on the second Thursday in November of each year, or on such other dates or at such other times as the Board of Directors may determine by resolution.  The purpose of the annual meeting shall be to elect directors and transact such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.
         Section 2.2.      Special Meetings:  Special meetings of the shareholders may be held for any purpose or purposes and may be called by the Chief Executive Officer, by the Board of Directors or
by the holders of, or by any officer or shareholder upon the written request of the holders of, not less than one-fifth of all outstanding shares of the Corporation entitled to vote at such meeting, and shall be called by any officer directed to so by the Board of Directors.  Business transacted at all special meetings of shareholders shall be confined to the purpose or purposes stated in the notice of such meeting, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the Corporation entitled to vote at such meeting.
         Section 2.3.      Place of Meetings:  The Board of Directors shall designate the place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders.  The person or persons calling any special meeting of the shareholders may designate any place, either within or without the State of Missouri, for such special meeting.  If no designation is made, the place of the meeting for any annual meeting or special meeting of the shareholders shall be the principal business office of the Corporation.
         Section 2.4.      Notice of Meetings:  Written or printed notice of each meeting of the shareholders stating the place and time of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than 10 days or more than 70 days before the meeting, either personally or by mail, by or at the direction of the
Chief Executive Officer, the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the Corporation.
         Section 2.5.      Waiver of Notice:  Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, or of the Articles of Incorporation or of any law,
a waiver thereof in writing signed by such shareholder, whether before or after the time stated
therein, shall be deemed the equivalent to the giving of such notice.  Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where such shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
         Section 2.6.      Voting List:  The Secretary shall make, at least 10 days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire meeting.  The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.
         Section 2.7.      Quorum:  A majority of the outstanding shares entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.
         Section 2.8.      Adjourned Meetings:  Any shareholders' meeting may be adjourned from time to time until its business is completed, and the shareholders present at any meeting, or any adjourned meeting, though less than a quorum, may successively adjourn the meeting to a specified date not longer than 90 days after such adjournment, without notice other than announcement at the meeting.
         Section 2.9.      Vote Required for Shareholder Action:  In all matters every decision of majority of shares entitled to vote on a subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by law Shares represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on a matter shall be deemed to be represented at the meeting as to such matter.
         Section 2.10.     Proxies:  At any meeting of the shareholders, every shareholder entitled to vote at such meeting may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the
Corporation before or at the time of the meeting No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by proxy or by filing a written revocation or another duly executed proxy bearing a later date with the Secretary of the Corporation.
         Section 2.11.     Votes per Share:  Each outstanding share entitled to vote under the provisions of the Articles of Incorporation shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.
         Section 2.12.     Voting of Shares by Certain Shareholders:  Shares standing in the name of a deceased person may be voted by his personal representative either in person or by proxy Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.  Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.  No person shall be admitted to vote on any shares belonging or hypothecated to the Corporation.
         Section 2.13.     Non-Cumulative Voting:  In all elections of directors, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to cast votes for such directors.
         Section 2.14.     Action by Consent of Shareholders:  Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.  Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held and may be stated as such in any certificate or document filed under the General and Business Corporation Law of Missouri.  The Secretary shall file such consents with the minutes of the meetings of the shareholders.
         Section 2.15.     Conduct of Meetings:  The Chairman of the Board, if any, the President, the
Secretary, or in their absence any Vice President, shall call to order meetings of shareholders and shall act as chairman of such meetings.  The Board of Directors, or, if the Board fails to act, the shareholders, may appoint any stockholder, director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and all Vice Presidents.
The Secretary of the Corporation shall act as Secretary of all meetings of shareholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.
         The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting; (3) limitation on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; (5) whether the election of directors shall be by written ballot; and (6) limitations on the time allotted to questions or comments by participants.
Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.
                                                    ARTICLE III

                                                     DIRECTORS
Section 3.1. General Powers, Number and Qualification         :  The property and business of the
Corporation shall be controlled and managed by a Board of Directors.  The number of directors to constitute the Board of Directors shall be five; provided, however, that the Board of Directors by resolution adopted by a majority of the full Board, may increase or decrease the number of directors, except that the number of directors shall not be less than three persons unless the Articles of
Incorporation so states in which case the number of directors shall be the number stated in the
Articles of Incorporation.  Any change in the number of directors shall be reported to the Secretary of State of Missouri within 30 calendar days of such change.  All corporate powers of the
Corporation shall be vested in and exercised by the Board of Directors, except such powers as are by law, the Articles of Incorporation or these Bylaws conferred upon and reserved to the shareholders.  Each director shall hold office until the next succeeding annual meeting or until such director's successor shall have been elected and qualified.  Directors need not be residents of
Missouri or shareholders of the Corporation.  Each director, upon his election, shall qualify by accepting the office of director and his attendance at, or his written approval of the minutes of, any meeting of the Board of Directors held subsequent to his election, shall constitute his acceptance;
or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

         Section 3.2.      Annual Meeting and Regular Meetings:  The annual meeting of the Board of
Directors for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice immediately after the adjournment of and at the same place as the annual meeting of the shareholders.  The Board of Directors may provide by resolution the time and place, either within or without the State of Missouri, for holding of additional regular meetings of the Board of Directors without other notice than such resolution.  If no designation is made, the place of the meeting for any regular meeting of the Board of Directors shall be the principal business office of the Corporation Any business may be transacted at a regular meeting.

         Section 3.3.      Special Meetings:

         Special meetings of the Board of Directors may be called by the Chief Executive Officer, the
Secretary or by any one or more of the directors.  Notice of such special meeting shall be given to each director in any one of the following ways:

         (a)      Written notice properly addressed to each director's business or residence address as indicated in the records of the Corporation, deposited in the United States mail, postage prepaid at least 3 days in advance of such meeting It is the personal responsibility of each director to keep his or her address current on the corporate records.

         (b)      In person or by telegram, cablegram, electronic or facsimile transmission sent to each director's business or residence address as it appears in the records of the Corporation at least 24 hours in advance of such meeting.

Any such notice shall state the purpose or purposes of the special meeting.  The notice of such meeting may be given by the Chief Executive Officer, the Secretary or by any director.  Such meetings shall be held within or without the State of Missouri and at such time and place as indicated
in the notice or waiver of notice thereof; provided, however, if no designation is made, the place of the meeting shall be the principal business office of the Corporation.

         Section 3.4.      Waiver of Notice:  Whenever any notice is required to be given to any director under the provisions of these Bylaws, or of the Articles of Incorporation or of any law, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 3.5.      Telephone Meetings:  Members of the Board of Directors or any committee designated by the Board of Directors may participate in any meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

         Section 3.6.      Quorum:  At all meetings of the directors, a majority of the full Board of
Directors shall constitute a quorum, but a smaller number may adjourn from time to time without further notice until a quorum is present.

         Section 3.7.      Vote Required for Director Action:  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a majority vote of the full Board of Directors is required by these Bylaws.

         Section 3.8.      Removal:  Directors may be removed as provided by law.

         Section 3.9.      Vacancies:  Vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, until the next election of directors by the shareholders of the Corporation.

         Section 3.10.     Compensation:  Directors may receive such compensation as may be fixed for their services by resolution of the Board of Directors, and expenses of attendance, if any, may be allowed for attendance at each meeting thereof.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.11.     Action by Consent of Directors:  Any action which is required to be or may be taken at a meeting of the Board of Directors or of the executive committee or any other committee of the Board of Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors or of the committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting held, and may be stated as such in any certificate or document filed under the General Business and Corporation Law of Missouri.  The Secretary shall file the consents with the minutes of the meetings of the Board of
Directors or of the committee as the case may be.
         Section 3.12.     Committees:  The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate two or more directors to constitute a committee . Each such committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation in the interim between regular meetings of the full Board.  Each committee shall meet at stated times or on notice to all by any of their own members and shall fix its own rules of procedure.  Each committee shall keep records of its proceedings and shall report the same to the full Board of Directors at its next regular meeting.
Vacancies in a committee shall be filled by the Board of Directors.  The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by the General
Business and Corporation Law of Missouri.
         Section 3.13.     Organization:  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or, in the absence of both, by such other person as the directors may select.  The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
                                                    ARTICLE IV

                                                     OFFICERS
         Section 4.1.      Number:  The officers of the Corporation shall be a Chairman of the Board, if one is appointed by the Board of Directors, a President and a Secretary and such other officers and assistant officers as the Chief Executive Officer may from time to time determine.  Any two or more offices may be held by the same person, except the offices of President and Secretary.
         Section 4.2.      Election and Term of Office:  The officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors.  Vacancies in such offices may be filled at any meeting of the Board of Directors.  Each officer shall hold office until such officer's successor has been duly elected by the Board of Directors, until such officer's death, until such officer resigns or until such officer has been removed in the manner hereinafter provided.
         Section 4.3.      Chairman of the Board:  If the Board appoints a Chairman of the Board, the
Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors.
The Chairman of the Board shall have such additional powers and duties as may be prescribed by the Board of Directors.
         Section 4.4.      President and Vice Presidents:  The President shall preside at all meetings of the shareholders and the Board of Directors in the absence of the Chairman of the Board.  The
President or any Vice President may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the
Corporation.  The President or any Vice President may sign, with the Secretary or an Assistant
Secretary, or with the Treasurer or an Assistant Treasurer, certificates of stock of the Corporation.
The President shall have such additional powers and duties as may be prescribed by the Board of
Directors and any Vice President shall have such additional powers and duties as may be prescribed by the Chief Executive Officer.

         Section 4.5.      Chief Executive Officer and Other Chief Officers: The officer of the
Corporation shall be designated as such by the Board of Directors.  The Chief Executive Officer shall have overall responsibility for the management of the business of the Corporation and the establishment of its policies and, subject to these Bylaws or any contrary action taken by resolution of the Board of Directors, the Chief Executive Officer shall prescribe all powers and duties of
officers of the Corporation.    The Chief Executive Officer may sign and execute, in the name of the
Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation, and he shall have such additional powers and duties as may be prescribed by the Board of Directors.  The Chief Operating Officer, if one shall be appointed, shall have overall operational responsibility for the Corporation.  The Chief Financial Officer shall have overall responsibility for the financial and accounting operations of the Corporation.
         Section 4.6.      Secretary:  The Secretary shall record the proceedings of the meetings of the shareholders and of the Board of Directors in books provided for that purpose; he shall see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents which provide for a seal to be affixed, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, he shall perform all duties incident to the office of a Secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the Chief Executive Officer.
         Section 4.7.      Treasurer:  The Treasurer, if one is appointed by the Board of Directors, shall have charge of and be responsible for all funds, securities, receipts and disbursements of the
Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the Chief Executive Officer and to the
Board of Directors, whenever requested, an account of the financial condition of the Corporation;
he may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, he shall perform all duties incident to the office of a Treasurer of a corporation, and such other duties as, from time to time, may be assigned to him by the Chief Executive Officer or the
Chief Financial Officer.
         Section 4.8.      Subordinate Officers:  The Board of directors may appoint such subordinate officers as it may deem desirable, including but not limited to one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.  Each such officer shall hold office for such period, and shall have such authority and perform such duties, as the Chief Executive
Officer may prescribe.
         Section 4.9.      Compensation:  The Chief Executive Officer shall have the power to fix the compensation of any officer of the Corporation whose compensation has not been fixed by a contract between the officer and the Corporation or by the Board of Directors.  The Chief Executive Officer
may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.
         Section 4.10.     Removal:  The Chairman of the Board, the President or the Secretary of the
Corporation may be removed by the Board of Directors.  Any other officer may be removed by the
Board of Directors or the Chief Executive Officer whenever in its or his judgment, as the case may be, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
         Section 4.11.     Resignation:  Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the
Corporation.  Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, then upon the receipt of the notice.  The acceptance of such resignation shall not be necessary to make it effective.  Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
         Section 4.12.     Vacancies:  Any vacancy occurring in the office of any officer position, whether by death, resignation, removal or otherwise, may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
         Section 4.13.     Absence or Disability:  In case of the absence or disability of the Chairman of the Board (if one has been appointed), the President or the Secretary of the Corporation, or for any
other reason deemed sufficient by the Board of Directors, the Board may delegate the power or duties of the absent or disabled officer to any other officer or to any director for such period of time as the
Board may deem appropriate.  The Chief Executive Officer may exercise the same powers with respect to any other officers of the Corporation.
                                                     ARTICLE V

                                       CONTRACTS, LOANS, CHECKS AND DEPOSITS
         Section 5.1.      Contracts:  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.
         Section 5.2.      Loans:  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.
         Section 5.3.      Checks, Drafts, etc.:  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 5.4.      Deposits:  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries in such manner shall from time to time be determined by resolution of the Board of
Directors.
                                                    ARTICLE VI

                                                   CAPITAL STOCK
         Section 6.1.      Payment for Shares of Stock:  The Corporation shall not issue shares of stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid bona fide antecedent debts.  No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share or shares.
         Section 6.2.      Certificates for Shares:  The certificates for shares of stock of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the Corporation as they are issued.
Such entries shall show the name and address of the person or entity to whom each certificate is issued.  Each certificate shall have printed, typed or written thereon the name of the person or entity to whom it is issued and the number of shares represented thereby.  It shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant
Treasurer of the Corporation, and sealed with the seal of the Corporation, which seal may be facsimile, engraved or printed.  If such certificate is countersigned by a transfer agent other than the
Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile, engraved or printed.  In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
         Section 6.3.      Transfers of Shares:  Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor.
         Section 6.4.      Holders of Record:  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person or persons whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by law.
         Section 6.5.      Lost Certificates:  The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same.  The Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate or such owner's legal representative to give the Corporation a bond in such sum and in such form as the Board of
Directors may direct or approve, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate.  A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary of the Corporation, it is proper so to do.  The Board of
Directors may delegate to any officer or officers of the Corporation any of the powers and authorities contained in this section.
         Section 6.6.      Legends:  All certificates for shares of stock of the Corporation shall have placed thereon any legend or legends which counsel for the Corporation deems appropriate or desirable for the purpose of compliance with state or federal securities laws.
         Section 6.7.      Closing of Transfer Books and Fixing of Record Date:  The Board of
Directors shall have the power to close the transfer books of the Corporation for a period not exceeding 50 days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 70 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversation or exchange of shares.  In such case, only the shareholders who are share holders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid.  If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of the shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting, written waivers of notice of the meeting are signed and delivered to the
Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened will be entitled to vote at the meeting, and any adjournment of the meeting.
         Section 6.8.      Transfer Agents and Registrars:  The stock record book and other transfer records of the Corporation shall be in the possession of the Secretary or of a transfer agent for the
Corporation.  The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the
Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by him, shall perform all of the duties thereof.
         Section 6.9.      Regulations:  The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the laws of Missouri, the Articles of Incorporation or these Bylaws.
                                                    ARTICLE VII

                                                     DIVIDENDS
         Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock.  Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                                                   ARTICLE VIII

                                                  INDEMNIFICATION
         Section 8.1.      Action Not By or On Behalf of Corporation:  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the
Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.
         Section 8.2.      Action By or On Behalf of Corporation:  The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, and amounts paid in settlement, actually and reasonably incurred by such person in connection with defense or settlement of the action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the beat interests of the
Corporation; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in the view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
         Section 8.3.      Indemnification:  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with the action, suit or proceeding.

         Section 8.4.      Authorization:  Any indemnification under Sections 1 and 2 of this Article, unless ordered by a Court, shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in this
Article.  The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.
         Section 8.5.      Advancement of Expenses:  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the
Corporation as authorized in this Article.
         Section 8.6.      Non-Exclusive:  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of the shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
         Section 8.7.      Insurance:  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.
                                                    ARTICLE IX

                                                      GENERAL
         Section 9.1.      Corporate Seal:  The corporate seal shall be in such form as may be approved from time to time by the Board of Directors.  Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.  If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.
         Section 9.2.      Fiscal Year:  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

         Section 9.3.      Books and Records:  The Corporation shall keep at its registered office or principal place of business in the State of Missouri, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of such shares with the date of transfer, the amount of its assets and liabilities, minutes of proceedings of its shareholders and Board of Directors and the names and places of residence of its directors and officers, and from time to time such other or additional records, statements, lists and information as may be required by law.
         Section 9.4.      Inspection of Books and Records:  A shareholder, if he be entitled and demands to inspect the records of the Corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation.
A shareholder may delegate his right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the shareholder and accountant agree with the Corporation to furnish to the Corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant.  No shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment of the
Corporation, nor shall he furnish or permit to be furnished any information so obtained, to any competitor or prospective competitor of the Corporation.  The Corporation as a condition precedent to any shareholder's inspection of the records of the Corporation may require the shareholder to indemnify the Corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained during the course of such inspection.
         Section 9.5.      Stock In Other Corporations:  Unless otherwise ordered by the Board of
Directors, the Chief Executive Officer, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the Chief Executive Officer,
shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present.  The Chief Executive Officer, the Secretary, or such attorneys or agents, may also execute and delivery on behalf of the Corporation powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the Corporation.

                                                     ARTICLE X

                                                    AMENDMENTS
         Subject to the rights of the shareholders to amend these Bylaws, these Bylaws may be altered, amended, repealed or new Bylaws may be adopted by the affirmative vote of a majority of the full
Board of Directors at any meeting of the Board of Directors called for that purpose.